Media Contacts                                 Investor Contact
         --------------                                 ----------------
         Lesley Berglund                                Joseph D. Pititto
         (707) 265-1501                                 (516) 237-6131
         lberglund@winetasting.com                      invest@1800flowers.com




         1-800-FLOWERS.COM(R) Acquires The Winetasting NetworkSM

       * Leading multi-channel direct marketer of thoughtful gifts to offer wine and wine clubs for personal and corporate gifting.
       * 1-800-FLOWERS.COM will leverage its proven technology platform and unique fulfillment capabilities to enhance marketing and fulfillment services to benefit wineries.
       * Founder and CEO Lesley Berglund and senior management to remain at The Winetasting Network.

Napa, CA, November 16, 2004 - The Winetasting Network (www.winetasting.com), a leading, Napa Valley-based provider of distribution services for more than 100 of California's leading wineries and direct-to-consumer wine marketing through the Ambrosia Catalogue of Fine Wine and its websites (www.winetasting.com - and
- www.ambrosiawine.com), today announced that it has been acquired by 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading multi-channel direct marketer of thoughtful gifts for all occasions.

The Winetasting Network will continue to operate from its current location in Napa Valley, California, as a division of 1-800-FLOWERS.COM, which is headquartered in Westbury, New York. Founder and CEO Lesley P. Berglund and COO Karen D. Roche will remain at the helm of The Winetasting Network.

Jim McCann, CEO of 1-800-FLOWERS.COM, said, "For some time we've been searching for the right strategic partner to enter the wine club and wine gift business. The Winetasting Network fits all our criteria: strong leadership, deep wine industry contacts, a respected wine catalogue, and the fulfillment infrastructure to accommodate growth."

"This transaction will be a boon to the many wineries, large and small, that we serve," said Lesley Berglund. "1-800-FLOWERS.COM is one of the most successful pioneers in multi-channel, consumer direct marketing and their business model is remarkably similar to our own - to empower suppliers and retailers while directly connecting them with their customers. With the expanded resources provided by our new parent, one of our first priorities will be to further enhance the direct sales and fulfillment services we provide to our winery and wine retail customers. We will also open up new, direct-to-consumer sales channels for the wine industry by leveraging the 1-800-FLOWERS.COM database of 15 million customers as well as its corporate gift services and extensive online marketing and selling programs."

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1-800-FLOWERS.COM Acquires The Winetasting Network, pg. 2:


1-800-FLOWERS.COM is widely recognized for its direct marketing skills and technology infrastructure, making it simple for customers to find the perfect solutions for their gift-giving needs through convenient, multi-channel access via the Internet, over the telephone, in stores and a wide range of gift catalogs.

"Our teams have already begun working to find ways of leveraging our combined assets as they relate to fulfillment services, technology capabilities, logistics streamlining, and club management tools," Roche said. "We believe our combined assets and capabilities will help us to raise the bar for industry service standards. Our goal is to offer our winery and retail customers the next generation of fulfillment and direct-marketing-services technology," she added.

The product line of 1-800-FLOWERS.COM includes flowers, plants, gourmet food, candies, gift baskets - and now wine. It sells products increasingly online, but also by telephone and through its Company-operated and franchised stores. For fiscal 2004, which ended June 2004, the Company reported total revenues of $604 million, of which 51 percent, or $307 million, came through its online channels. The Company also attracted 3.1 million new customers while simultaneously deepening the relationships it has with its existing customers, resulting in an increase in its repeat-customer order rate to 45 percent.

"I believe this transaction represents a significant milestone in the evolution of wine e-commerce," said Berglund. "Local contacts and a deep knowledge of the wine industry are being combined with the missing link in the current e-environment for wine: significant resources, proven direct marketing expertise and the ability to leverage well established on-line cross-marketing opportunities. That can only bode well for all the wineries we serve and their customers," she added.

About The Winetasting Network The Winetasting Network was co-founded by Lesley Berglund in 1991 with the Ambrosia Catalogue of Fine Wine, and expanded into winery and wine club direct marketing services in 1999. For wine consumers, it offers the Ambrosia catalogue and wine clubs, and two online merchant sites (www.ambrosiawine.com and www.winetasting.com). For wineries and wine retailers, it provides both fulfillment and e-commerce services, and experienced consultation to help them grow their consumer-direct sales programs. In 2003, the company acquired CDS, its largest distribution services competitor.

About 1-800-FLOWERS.COM(R) For more than 25 years, 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS) has been the leading innovator in the floral industry, taking the extra step to help people connect and express themselves quickly and easily with exquisite floral gifts crafted with care by renowned artisans and the nation's leading florists, as well as distinctive non-floral gifts appropriate for any occasion or sentiment. The Company provides gift solutions same day, any day, offering an unparalleled selection of flowers, plants, gourmet foods and confections, gift baskets and other impressive unique gifts. As always, satisfaction is guaranteed, and customer service is paramount

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1-800-FLOWERS.COM Acquires The Winetasting Network, pg. 3:


with quick, convenient ordering options, fast and reliable delivery, and gift advisors always available. Customers can shop 1-800-FLOWERS.COM 24-hours a day, seven-days a week via the Internet (http://www.1800flowers.com); by calling 1-800-FLOWERS(R) (1-800-356-9377); or by visiting a Company-operated or franchised store. The 1-800-FLOWERS.COM family of brands also includes home decor and garden merchandise from Plow & Hearth(R) (1- 800-627-1712 or http://www.plowandhearth.com); premium popcorn and specialty treats from The Popcorn Factory(R) (1-800-541-2676 or http://www.thepopcornfactory.com); gourmet foods from GreatFood.com(R) (http://www.greatfood.com); and children's gifts from HearthSong(R) (http://www.hearthsong.com) and Magic Cabin(R) (http://www.magiccabin.com).

Special Note Regarding Forward-Looking Statements: A number of statements contained in this press release, other than statements of historical fact, are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the Company's ability to grow its revenues; its ability to integrate and profitably grow the businesses of its acquired companies; its ability to maintain and enhance its online shopping web sites to attract customers; its ability to successfully introduce new products and product categories; its ability to provide timely fulfillment of customer orders; its ability to cost effectively acquire and retain customers; its ability to compete against existing and new competitors; its ability to cost efficiently manage inventories; its ability to leverage its operating infrastructure and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. For a more detailed description of these and other risk factors, please refer to the Company's SEC filings including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward looking statements made in this release, or in any of its SEC filings except, as may be otherwise stated by the Company.

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